UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2014

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2014, the Board of Directors (the “Board”) of Penn National Gaming, Inc. (the “Company”) approved an amendment to the Company’s Third Amended and Restated Bylaws. The amendment eliminates Section 4.02(a)(1) of the Company’s Third Amended and Restated Bylaws, which prohibited an individual from qualifying for service as a director of the Company if he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, or has received any such compensation or other payment from any person or entity other than the Company, in each case in connection with candidacy or service as a director of the Company, except as may otherwise be approved by the Board. Following discussions between the Company and certain shareholders as part of the Company’s shareholder outreach efforts, the Board concluded that it was in the interest of the Company and its shareholders to remove the provision from the bylaws at this time.

The description of the amendment is qualified in its entirety by reference to the Company’s Third Amended and Restated Bylaws, as amended, attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Third Amended and Restated Bylaws, as amended.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 11, 2014	PENN NATIONAL GAMING, INC.

	By:	/s/ Saul V. Reibstein
	Name:	Saul V. Reibstein
	Title:	Executive Vice President, Finance
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Third Amended and Restated Bylaws, as amended.